UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

_________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2008, Micromet, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various institutional and individual accredited investors, pursuant to which the Company agreed to sell and issue an aggregate of 9,411,948 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an aggregate of 2,823,584 shares of common stock (the “Warrant Shares”). The per unit purchase price of a Share and a Warrant to purchase 0.3 shares of common stock is $4.25. The Warrants are exercisable at $4.63 per share until the five-year anniversary of the Initial Exercise Date. The Shares and the Warrants were issued on October 2, 2008. The Company received gross proceeds of approximately $40.3 million, before offering expenses. Among the investors were three directors of the Company in their individual capacities and two funds affiliated with a director of the company. The Shares and Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and are not being registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to pay a placement fee to be split between Piper Jaffray & Company and RBC Capital Markets.

In connection with the private placement, the Company entered into a registration rights agreement, dated September 29, 2008 (the “Registration Rights Agreement”) pursuant to which, the Company has agreed to register for resale under the Securities Act both the Shares and the Warrant Shares. Under the terms of the Registration Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before November 3, 2008. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification, maintenance of the registration statement and payment of expenses. The Company may be liable for liquidated damages to holders of the Shares and Warrant Shares (a) if the registration statement is not filed on or before November 3, 2008; or (b) if the registration statement is not declared effective by December 31, 2008 (if it does not become subject to review by the SEC), or January 30, 2009 (if it becomes subject to review by the SEC). The amount of the liquidated damages is, in aggregate, one percent per month, subject to an aggregate cap of six percent, and in certain instances twelve percent, of the aggregate purchase price of the securities.

The above description, which summarizes the material terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement, is not complete. The full text of the Purchase Agreement is attached hereto as Exhibit 10.1; the form of Warrant for other stockholders is attached hereto as Exhibit 10.2; the form of Warrant for 5% stockholders is attached hereto as Exhibit 10.3; and the full text of the Registration Rights Agreement is attached hereto as Exhibit 10.4, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.

Item 8.01. Other Events.

On September 30, 2008, the Company issued a press release entitled “Micromet Announces Definitive Agreement for $40 Million Private Equity Placement.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 3, 2008, the Company issued a press release entitled “Micromet Closes $40 Million Private Equity Placement.” This press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated September 29, 2008 by and among the Company and the Purchasers listed therein.

10.2	Form of Warrant for Other Stockholders.

10.3	Form of Warrant for 5% Stockholders.

10.4	Form of Registration Rights Agreement.

99.1	Press Release dated September 30, 2008.

99.2	Press Release dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: October 3, 2008	By:	/s/ Christian Itin
Name: Christian Itin
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated September 29, 2008 by and among the Company and the Purchasers listed therein.

10.2	Form of Warrant for Other Stockholders.

10.3	Form of Warrant for 5% Stockholders.

10.4	Form of Registration Rights Agreement.

99.1	Press Release dated September 30, 2008.

99.2	Press Release dated October 3, 2008.